j30nov55s2 - Price/Yield – AA

Balance	$362,135,000.00	Delay	24	WAC	5.98	WAM	360
Coupon	5.5	Dated	11/1/2005	NET	5.5	WALA	0
Settle	11/30/2005	First Payment	12/25/2005	Contrib Wac	5.98

Price	1	2	3	4	5	6	7	8
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
98-27	5.698	5.732	5.766	5.827	5.878	5.922	6.013	6.087
98-28	5.693	5.725	5.758	5.816	5.866	5.908	5.995	6.066
98-29	5.688	5.719	5.750	5.806	5.853	5.894	5.977	6.045
98-30	5.682	5.712	5.741	5.795	5.841	5.879	5.959	6.024
98-31	5.677	5.705	5.733	5.785	5.828	5.865	5.941	6.003
99-00	5.671	5.698	5.725	5.775	5.816	5.851	5.923	5.983
99-01	5.666	5.692	5.717	5.764	5.803	5.837	5.906	5.962
99-02	5.661	5.685	5.709	5.754	5.791	5.822	5.888	5.941
99-03	5.655	5.678	5.701	5.743	5.778	5.808	5.870	5.920
99-04	5.650	5.672	5.693	5.733	5.766	5.794	5.852	5.900
99-05	5.645	5.665	5.685	5.722	5.753	5.780	5.834	5.879
99-06	5.639	5.658	5.677	5.712	5.741	5.765	5.816	5.858
99-07	5.634	5.652	5.669	5.701	5.728	5.751	5.799	5.837
99-08	5.629	5.645	5.661	5.691	5.716	5.737	5.781	5.817
99-09	5.623	5.638	5.653	5.681	5.703	5.723	5.763	5.796
99-10	5.618	5.632	5.645	5.670	5.691	5.709	5.745	5.775
99-11	5.613	5.625	5.637	5.660	5.678	5.694	5.728	5.755

WAL	7.99	5.97	4.75	3.47	2.84	2.46	1.93	1.64
Mod Durn	5.864	4.694	3.913	3.003	2.513	2.206	1.761	1.512
Mod Convexity	0.561	0.351	0.237	0.134	0.092	0.071	0.046	0.035
Principal Window	Dec05 - Aug24	Dec05 - Apr20	Dec05 - Feb17	Dec05 - Mar13	Dec05 - May11	Dec05 - Jun10	Dec05 - Mar09	Dec05 - Aug08

Prepay	100 PSA	150 PSA	200 PSA	300 PSA	400 PSA	500 PSA	750 PSA	1000 PSA

TSY	Mat 2YR 3YR 5YR 10YR 30YR
Yld 4.411 4.43 4.463 4.573 4.764

The information herein has been provided solely by UBS Securities LLC.  Such information should not be viewed as projections, forecasts, predictions, or opinions with respect to value. This report does not contain all information that is required to be included in the Prospectus and Prospectus Supplement (the “Final Prospectus”), particularly with respect to the risk and special considerations associated with an investment in the securities.  Investors are urged to read the Final Prospectus and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information.  The information herein is preliminary and is subject to completion. The information herein supersedes information contained in any prior materials relating to these securities.  This report is not an offer to sell these securities or a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.